Exhibit 99.1

Gryphon Digital Mining Announces Sim Salzman to Continue as Chief Financial Officer

Las Vegas, NV — September 27, 2024 -- Gryphon Digital Mining, Inc. (Nasdaq: GRYP) (“Gryphon” or the “Company”) a bitcoin mining company that is focused on becoming the leader in low-cost, environmentally sustainable operations, that Sim Salzman will continue in his role as Chief Financial Officer. Sim’s decision to remain with Gryphon follows the company’s recent efforts to bolster its management team and board, which included appointing Steve Gutterman as CEO and Jimmy Vaipoulos as Chairman.

“I am thrilled that Sim has decided to stay on as CFO,” said Steve Gutterman, CEO of Gryphon Digital Mining. “His experience and leadership are great assets that will contribute to Gryphon’s success. Sim recognizes the exciting path forward for our company, and we’re delighted he will continue to be part of our journey.”

The Company believes that Sim’s continued commitment to Gryphon is a testament to the Gryphon’s unwavering focus on its four-pillar strategy designed to maximize shareholder value:

1.	Pursuing a dual-pronged growth strategy, targeting both organic revenue expansion and strategic M&A opportunities

2.	Leveraging its competitive advantage in energy costs to drive margin enhancement

3.	Maintaining a robust capital structure and balance sheet to support growth initiatives

4.	Cultivating a high-performance management team to execute its strategic vision

“I am excited and inspired by the recent additions of operational expertise to Gryphon’s management team and board,” said Sim Salzman, CFO of Gryphon Digital Mining. “These strategic appointments have strengthened the Company’s foundation while adding to Gryphon’s execution capabilities. I’m deeply committed to the success of the Company and confident working with Steve, Jimmy, and the entire Gryphon team will position us to capitalize on the significant opportunities ahead.”

Sim Salzman has served as Gryphon’s Chief Financial Officer since the closing of the business combination with Akerna Corp. and joined Legacy Gryphon’s management team as the Chief Financial Officer on June 19, 2023. Mr. Salzman is a results-oriented Chief Financial Officer with over 20 years of experience in public and private accounting across diverse industries including cryptocurrency, hospitality, retail, food and beverage, gaming, non-profit, construction, real estate, and low-income housing.

From late 2020 to March 2023, Mr. Salzman served as the Chief Financial Officer and Chief Accounting Officer for Marathon Digital Holdings, Inc. (Nasdaq: MARA), a digital asset technology company. During his tenure, the company experienced significant market capitalization growth. In addition, he was an integral part of the negotiations with major investment firms and was able to secure substantial capital investments utilizing debt and equity offerings. In that role, he implemented a new accounting system, streamlined financial processes, improved reporting accuracy, led financial forecasting and budgeting efforts, built a high-performing financial team, and collaborated with senior management to align financial goals with business objectives while raising liquidity to meet the daily operational needs.

Sim also served as the Chief Financial Officer of a media and hospitality organization, leading a successful corporate restructuring. Mr. Salzman holds dual degrees with a Bachelor of Science in Accounting and a Bachelor of Arts in Criminal Justice & Criminology from the University of Maryland, College Park. He is also a Certified Public Accountant.

About Gryphon Digital Mining

Gryphon Digital Mining, Inc. is an innovative venture in the bitcoin space dedicated to helping bring digital assets onto an environmentally responsible energy grid. With a talented leadership team coming from globally recognized brands, Gryphon is assembling thought leaders to improve digital asset network infrastructure. Its Bitcoin mining operation in the northeastern US was recently independently certified as 100% carbon-neutral and the company is also pursuing a carbon-negative strategy. More information is available on https://gryphondigitalmining.com/.

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Cautionary Statements Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on management’s current expectations and assumptions about future events and financial results and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this press release or as of the date they are made. Except as otherwise required by applicable law, Gryphon disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Gryphon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Gryphon. In addition, Gryphon cautions you that the forward-looking statements contained in this press release are subject to the risks set forth in our filings with the Securities and Exchange Commission (the “SEC”), including the section titled “Risk Factors” in the Annual Report on Form 10-K filed with the SEC by Gryphon on April 1, 2024.

INVESTOR CONTACT:

Name: James Carbonara

Hayden IR

Phone: (646)-755-7412

Email: james@haydenir.com